EXHIBIT A

                                                                  EXECUTION COPY

                               PURCHASE AGREEMENT

            THIS PURCHASE AGREEMENT (this  "Agreement"),  dated May __,  2003, is by and among HAMBRECHT & QUIST GUARANTY FINANCE, LLC, DONALD M. CAMPBELL, ALPS INVESTMENTS, LLC, CAMPBELL ASSOCIATES, DONALD M. CAMPBELL MONEY PURCHASE PENSION PLAN, DANIEL H. CASE III LIVING TRUST U/A DATED 7/17/00, ESTATE OF DANIEL H. CASE III, STACEY B. CASE LIVING TRUST, MICHAEL D. FULTON, KATHERYN E. COLE, LAURENCE L. SPITTERS (collectively, the "H&Q Parties"), EL CORONADO HOLDINGS, LLC, PATRICK E. MALLOY, III, MUSCULAR DYSTROPHY ASSOCIATION, LOUIS BENZAK, JOHN CALLAGHAN, TED HARTLEY, MAGGIE MALLOY, KATHERINE MALLOY, SHELDON APPEL, MICHAEL CORBETT, NEIL REGO, JERRY LUSHING, WALTER G. GOODRICH and ROBERT C. TURNHAM (each a "Buyer", and collectively, the "Buyers"), GOODRICH PETROLEUM CORPORATION (the "Company") and GUARANTY FINANCE MANAGEMENT, LLC, solely in its capacity as the H&Q Representative ("Guaranty Finance").

                                    RECITALS

            WHEREAS, the H&Q Parties are the owners, in the aggregate, of 4,323,516 shares of common stock, par value $0.20 per share, of the Company (the "Common Stock"), 116,200 shares of Series A Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Stock"), options to purchase 10,000 shares of Common Stock (the "Director Options") and warrants to purchase 2,369,527 shares of Common Stock (the "Warrants"), and each H&Q Party is the owner of the number of shares of Common Stock, Preferred Stock, Director Options and Warrants set forth opposite its name on Exhibit A hereto;

            WHEREAS, on October 15, 1999, certain of the H&Q Parties and certain other persons filed a Schedule 13D with the Securities and Exchange Commission with respect to the shares of Common Stock beneficially owned by such H&Q Parties (as amended, the "Schedule 13D");

            WHEREAS, on October 9, 2002, certain of the H&Q Parties and certain other persons filed an amendment to the Schedule 13D disclosing their intention to explore the possibility of selling all or part of the Common Stock beneficially owned by them and their intention to discuss with certain other stockholders of the Company the possibility of a coordinated single disposition transaction;

            WHEREAS, on January 23, 2003, the Schedule 13D was amended to include all of the H&Q Parties and certain other persons and disclose, among other things, that on January 16, 2003 the H&Q Parties entered into an agreement whereby they agreed to form a group for the purpose of coordinating the disposition of some or all of the Common Stock beneficially owned by them;

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            WHEREAS, the H&Q Parties desire to sell and the Buyers desire to purchase certain shares of Common Stock and Warrants held by the H&Q Parties on the terms set forth herein;

            WHEREAS, the only securities that are subject to purchase and sale under this Agreement are the shares of Common Stock and the Warrants to purchase shares of Common Stock that are listed opposite the names of the H&Q Parties on Exhibit B hereto (the "Covered Securities");

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and conditions set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

            1. H&Q Representative.

            (a) Appointment of H&Q Representative. Each of the H&Q Parties hereby appoints Guaranty Finance as its representative (the "H&Q Representative") to be the representative of the H&Q Parties with respect to any matter hereunder related to (i) holding and disbursing the Covered Securities,
(ii) preparing and delivering any Joint Written Direction and taking such action in furtherance thereof and (iii) receiving any bank checks or other funds for disbursement to the H&Q Parties. A majority in interest of the H&Q Parties may replace the H&Q Representative upon written notice to the Buyers' Representative (as defined below). For purposes of this Agreement, a "Joint Written Direction" shall mean a written direction executed by the H&Q Representative and the Buyers' Representative setting forth (i) the amount of funds to be delivered by each Buyer to the Buyers' Representative for disbursement to the H&Q Representative on behalf of the H&Q Parties, (ii) the Covered Securities to be delivered to the Buyers' Representative for the benefit of the Buyers and (iii) and any other matters related thereto (a "Joint Written Direction").

            (b) Delivery of Covered Securities to H&Q Representative. Each of the H&Q Parties hereby agrees that upon execution of the Agreement it will deliver its Covered Securities (to the extent such Covered Securities are certificated), with applicable stock powers duly and validly executed by the H&Q Party), to the H&Q Representative. The H&Q Representative agrees to hold the Covered Securities until the earlier of (i) the sale and disbursement of such portion of the Covered Securities in accordance with the terms of this Agreement and (ii) the expiration of the Third Call Exercise Period (or if there is a Third Put Option Election Notice or Third Call Election Notice, then the closing under the Third Put Option or the Third Call Option, as the case may be). Any Covered Securities held by the H&Q Representative after such time will be delivered to the H&Q Party that is the holder of record of such Covered Securities.

            (c) Rights of Covered Securityholders. During the period the Covered Securities are held by the H&Q Representative, such shares of Common Stock and Warrants shall be issued and outstanding shares and warrants of the Company for all corporate purposes, and, except as otherwise provided in this Agreement, the holders of such shares of Common Stock and Warrants shall have all the rights of other shareholders of the Company's Common Stock and holders of the Company's Warrants with respect to such securities, including the right to notice


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

of, and to vote at, meetings, and the right to receive the dividends declared by the Board of Directors of the Company with respect to such shares of Common Stock held by the H&Q Representative. Cash dividends, income and proceeds on or from the Covered Securities shall not be included in the Covered Securities held by the H&Q Representative and, accordingly, shall be directly paid by the Company to the holders of Common Stock or Warrants of record, rather than through the H&Q Representative.

            (d) Non-Liability; Indemnification. The H&Q Representative shall not be liable for any act or omission while acting in good faith and in the exercise of its own best judgment. The H&Q Representative shall have the right to consult with counsel at the expense of the H&Q Parties whenever any question arises concerning the Agreement and shall incur no liability for any delay reasonably required to obtain such advice of counsel. The H&Q Representative shall not be liable for the alteration, modification or elimination of any right permitted or given under the instructions set forth in this Agreement, a Joint Written Instruction and/or in any document deposited under the Agreement pursuant to any Statute of Limitations or by reason of laches. The H&Q Representative shall have no further responsibility or liability whatsoever to any or all of the H&Q Parties and the Buyers following a partial or complete distribution of the Covered Securities and any funds to be received for disbursement to the H&Q Parties pursuant to this Agreement. The H&Q Representative shall not incur any liability with respect to any act or omission in reliance upon any document, including any written notice or instruction provided for in this Agreement. In performing its obligations hereunder, the H&Q Representative shall be entitled to presume, without inquiry, the due execution, validity and effectiveness of all documents it receives, and also the truth and accuracy of any information contained therein. The H&Q Representative shall not be responsible or liable for any diminution of principal of the Covered Securities and any funds to be received for disbursement to the H&Q Parties pursuant to this Agreement or any interest penalty, whatsoever, for any reason. The H&Q Parties agree, jointly and severally, to indemnify and hold harmless the H&Q Representative from any liability, cost, or expense whatsoever, including, but not limited to, attorney's fees incurred by reason of accepting the appointment under this Agreement and acting in accordance with the terms hereof.

            2. Buyers' Representative.

            (a) Appointment of Buyer Representative. Each of the Buyers hereby appoints the Company as its representative (the "Buyers' Representative") to be the representative of the Buyers with respect to any matter hereunder related to
(i) holding and disbursing the funds from the Buyers to be disbursed to the H&Q Representative on behalf of the H&Q Parties and (ii) preparing and delivering any Joint Written Direction and taking any action in furtherance thereof. A majority in interest of the Buyers may replace the Buyers' Representative upon written notice to the H&Q Representative.

            (b) Delivery of Cash Consideration to Buyers' Representative. Each of the Buyers hereby agrees that prior to any closing under this Agreement it will deliver to the Buyers' Representative such Buyer's portion of any funds to be delivered in accordance with the terms hereof. The Buyers' Representative agrees to deliver such funds by bank checks to the H&Q Representative on behalf of the H&Q Parties in accordance with the terms hereof and any applicable Joint Written Instruction.


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

            (c) Non-Liability; Indemnification. The Buyers' Representative shall not be liable for any act or omission while acting in good faith and in the exercise of its own best judgment. The Buyers' Representative shall have the right to consult with counsel at the expense of the Buyers whenever any question arises concerning the Agreement and shall incur no liability for any delay reasonably required to obtain such advice of counsel. The Buyers' Representative shall not be liable for the alteration, modification or elimination of any right permitted or given under the instructions set forth in this Agreement, a Joint Written Instruction and/or in any document deposited under the Agreement pursuant to any Statute of Limitations or by reason of laches. The Buyers' Representative shall have no further responsibility or liability whatsoever to any or all of the H&Q Parties and the Buyers following a partial or complete distribution of the Covered Securities and any funds to be received for disbursement to the H&Q Representative pursuant to this Agreement. The Buyers' Representative shall not incur any liability with respect to any act or omission in reliance upon any document, including any written notice or instruction provided for in this Agreement. In performing its obligations hereunder, the Buyers' Representative shall be entitled to presume, without inquiry, the due execution, validity and effectiveness of all documents it receives, and also the truth and accuracy of any information contained therein. The Buyers' Representative shall not be responsible or liable for any diminution of principal of any funds to be received for disbursement to the H&Q Representative on behalf of the H&Q Parties pursuant to this Agreement or any interest penalty, whatsoever, for any reason. The Buyers agree, jointly and severally, to indemnify and hold harmless the Buyers' Representative from any liability, cost, or expense whatsoever, including, but not limited to, attorney's fees incurred by reason of accepting the appointment under this Agreement and acting in accordance with the terms hereof. The provisions in this Section 2(c) shall be for the benefit of Buyers' Representative solely in its capacity as Buyers' Representative and not for the Company's benefit in any other capacity under this Agreement.

            3. Initial Purchase.

            (a) At Initial Purchase. No later than ten (10) business days after the execution and delivery of this Agreement by all parties hereto, each H&Q Party will sell to the Buyers, and the Buyers will purchase from each H&Q Party, the number of Covered Securities set forth opposite such H&Q Party's name on Exhibit B hereto under the heading "At Initial Purchase" (the "Initial Purchase").

            (b) Several Obligations. The obligation of the H&Q Parties to sell Covered Securities pursuant to this Section 1 will be several and not joint, and each H&Q Party will be obligated to sell no more than the number of Covered Securities set forth opposite such H&Q Party's name on Exhibit B hereto under the heading "At Initial Purchase." The obligation of the Buyers to purchase Covered Securities pursuant to this Section 1 will be several and not joint, and each Buyer will be obligated to purchase no more than the number of Covered Securities set forth opposite such Buyer's name on Exhibit C hereto under the heading "At Initial Purchase."

            (c) Purchase Price at Initial Purchase. The purchase price per share of Common Stock will be $3.00 per share in the Initial Purchase and the purchase price per Warrant in the Initial Purchase will be $3.00 per share of Common Stock under such Warrant minus the per share exercise price of the Warrant. Such shares of Common Stock and Warrants will be


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

delivered to the Buyers free and clear of all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever, except as contemplated by this Agreement or by applicable securities laws (each an "Encumbrance").

            (d) H&Q Parties' Deliveries. At the closing of the Initial Purchase and each closing, if any, pursuant to the Put Options (as defined below) or Call Options (as defined below), the H&Q Representative on behalf of each H&Q Party shall deliver the following documents to the Buyers' Representative on behalf of each purchasing Buyer (as applicable):

            (i) certificates representing the Covered Securities (to the extent such Covered Securities were certificated) being sold to the Buyer, each certificate to be duly and validly endorsed in favor of the Buyer or accompanied by one or more stock powers duly and validly executed by the H&Q Party and otherwise sufficient to vest in the Buyer ownership of the Covered Securities to be acquired by the Buyer at such closing, free and clear of all Encumbrances;

            (ii) a copy of resolutions of the board of directors or other governing body of the H&Q Party authorizing the execution, delivery and performance of this Agreement by the H&Q Party, and a certificate of the secretary, or assistant secretary or other duly authorized officer of the H&Q Party, dated the applicable closing date, that such resolutions were duly adopted and are in full force and effect; provided, that no such resolutions or certificates shall be required for any H&Q Party that is an individual, a trust or an estate; and


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

            (iii) a certificate executed by each H&Q Party or by a duly authorized representative of such H&Q Party to the effect that the representations and warranties of such H&Q Party set forth in this Agreement are true and correct in all respects as of the applicable closing date.

            (e) Buyers' Deliveries. At the closing of the Initial Purchase and each closing, if any, pursuant to the Put Options or Call Options, the Buyers' Representative on behalf of each Buyer shall deliver the following documents to the H&Q Representative on behalf of each selling H&Q Party (as applicable):

            (i) a copy of resolutions of the board of directors or other governing body of the Buyer authorizing the execution, delivery and performance of this Agreement by the Buyer, and a certificate of the secretary, or assistant secretary or other duly authorized officer of the Buyer, dated the applicable closing date, that such resolutions were duly adopted and are in full force and effect; provided, that no such resolutions or certificates shall be required for any Buyer that is an individual, a trust or an estate; and

            (ii) a certificate executed by each Buyer or by a duly authorized representative of such Buyer to the effect that the representations and warranties of such Buyer set forth in this Agreement are true and correct in all respects as of the applicable closing date.

            (f) Company Deliveries. At the closing of the Initial Purchase and each closing, if any, pursuant to the Put Options or Call Options, the Company shall deliver the following documents to the H&Q Representative on behalf of each selling H&Q Party (as applicable):

            (i) a copy of resolutions of the board of directors of the Company authorizing the execution, delivery and performance of this Agreement by the Company, and a certificate of the secretary, or assistant secretary or other duly authorized officer of the Company, dated the applicable closing date, that such resolutions were duly adopted and are in full force and effect; and

            (ii) a certificate executed by a duly authorized representative of the Company to the effect that the representations and warranties of the Company set forth in this Agreement are true and correct in all respects as of the applicable closing date.

            (g) Payment of Initial Purchase Price; Delivery of Covered Securities; Transfer Agent. At the closing of the Initial Purchase (i) the H&Q Representative and the Buyers' Representative shall prepare and execute a Joint Written Instruction in respect of the Initial Purchase (ii) the Buyers shall pay the purchase price in full to the Buyers' Representative for disbursement to the H&Q Representative on behalf of the H&Q Parties, (iii) the Company shall obtain bank checks payable to the applicable selling H&Q Party, (iv) the H&Q Representative shall deliver to the Buyers' Representative the applicable Covered Securities (with such duly and validly executed stock powers) and (v) the Company shall, and shall instruct its transfer agent to, take such action as is necessary to reflect the transfer of the Covered Securities, in each case as set forth in the Joint Written Instruction. Such actions of the Company and its transfer agent may include, without limitation, (i) instructions to cancel one certificate representing Common Stock held by an H&Q Party and to issue new certificates representing, in aggregate, the same number of shares of Common Stock to one or more Buyers and such H&Q Party and to (ii) convert Warrants to Common Stock as permitted pursuant to Section 15 of this Agreement.

            4. First Put Option.

            (a) First Put Option. The Buyers hereby grant to each H&Q Party the right and option (the "First Put Option") at any time during the period beginning on December 29, 2003 and ending at 8:00 P.M., New York City time, on January 5, 2004 (the "First Put Exercise Period") to require the Buyers to purchase and acquire from such H&Q Party up to the number of Covered Securities set forth opposite such H&Q Party's name on Exhibit B hereto under the heading "Upon Exercise of the First Put Option."

            (b) Several Obligations. To the extent the H&Q Parties elect to sell Covered Securities pursuant to this Section 4, such selling obligations of the H&Q Parties will be several and not joint, and no H&Q Party will be obligated to sell more than the number of Covered Securities set forth opposite such H&Q Party's name on Exhibit B hereto under the heading "Upon Exercise of the First Put Option." To the extent the Buyers are obligated to purchase Covered Securities pursuant to this Section 4, such purchasing obligations of the Buyers will be several and not joint, and no Buyer will be obligated to purchase more than the number of Covered Securities set forth opposite such Buyer's name on Exhibit C hereto under the heading "Upon Exercise of the First Put Option."


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

            (c) Notice; Put Price. The First Put Option may be exercised only by giving written notice to the Buyers stating the number of Covered Securities to be sold by each H&Q Party pursuant to the First Put Option (the "First Put Election Notice"). If the H&Q Parties elect to exercise the First Put Option with respect to less than all of the Covered Securities that are subject to the First Put Option, each Buyer will purchase its pro rata share of the reduced number of Covered Securities with respect to which the First Put Option is exercised. The purchase price per share of Common Stock will equal the greater of (i) $2.05 and (ii) the lesser of 90% of (A) the Volume Weighted Average Price (as defined below) for the twenty trading days immediately preceding December 29, 2003 and (B) $4.50 (the "First Put Common Stock Price"). "Volume Weighted Average Price" means during the relevant period, the quotient of (x) the aggregate sale price for all shares of Common Stock traded on the New York Stock Exchange, divided by (y) the aggregate number of shares of Common Stock traded on the New York Stock Exchange. The purchase price for each Warrant will equal the First Put Common Stock Price per share of Common Stock under the Warrant minus the per share exercise price of the Warrant.

            (d) Lapse of First Put Option. At the end of the First Put Exercise Period, any Covered Securities that are set forth opposite an H&Q Party's name on Exhibit B under the heading "Upon Exercise of the First Put Option" and that are not included in the First Put Election Notice shall no longer be subject to the First Put Option.

            (e) Closing Deliveries. If the First Put Option is exercised, delivery to the Buyers' Representative of the certificates representing the number of Covered Securities as to which the First Put Option is exercised (to the extent such Covered Securities were certificated), accompanied by a stock power duly executed in blank, payment by the Buyers' Representative of the purchase price in full to the H&Q Representative for the benefit of the applicable H&Q Party by bank check and delivery of the documents set forth in
Section 3 shall take place at the offices of the Company, on the date that is five (5) business days following the delivery date of the First Put Election Notice. The Buyers' Representative and the H&Q Representative shall prepare and execute a Joint Written Instruction in connection with such closing.

            5. Second Put Option.

            (a) Second Put Option. The Buyers hereby grant to each H&Q Party the right and option (the "Second Put Option") at any time during the period beginning on March 29, 2004 and ending at 8:00 P.M., New York City time, on April 2, 2004 (the "Second Put Exercise Period") to require the Buyers to purchase and acquire from such H&Q Party up to the number of Covered Securities set forth opposite such H&Q Party's name on Exhibit B hereto under the heading "Upon Exercise of the Second Put Option."

            (b) Several Obligations. To the extent the H&Q Parties elect to sell Covered Securities pursuant to this Section 5, such selling obligations of the H&Q Parties will be several and not joint, and no H&Q Party will be obligated to sell more than the number of Covered Securities set forth opposite such H&Q Party's name on Exhibit B hereto under the heading "Upon Exercise of the Second Put Option." To the extent the Buyers are obligated to purchase Covered Securities pursuant to this Section 5, such purchasing obligations of the Buyers will be several and not joint, and no Buyer will be obligated to purchase more than the number of


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

Covered Securities set forth opposite such Buyer's name on Exhibit C hereto under the heading "Upon Exercise of the Second Put Option."

            (c) Notice; Put Price. The Second Put Option may be exercised only by giving written notice to the Buyers stating the number of Covered Securities to be sold by each H&Q Party pursuant to the Second Put Option (the "Second Put Election Notice"). If the H&Q Parties elect to exercise the Second Put Option with respect to less than all of the Common Shares and Warrants that are subject to the Second Put Option, each Buyer will purchase its pro rata share of the reduced number of Covered Securities with respect to which the Second Put Option is exercised. The purchase price per share of Common Stock will equal the greater of (i) $2.05 and (ii) the lesser of 90% of (A) the Volume Weighted Average Price for the twenty trading days immediately preceding March 29, 2003 and (B) $4.50 (the "Second Put Common Stock Price"). The purchase price per Warrant will equal the Second Put Common Stock Price per share of Common Stock under the Warrant minus the per share exercise price of the Warrant.

            (d) Lapse of Second Put Option. At the end of the Second Put Exercise Period, any Covered Securities that are set forth opposite an H&Q Party's name on Exhibit B under the heading "Upon Exercise of the Second Put Option" and that are not included in the Second Put Election Notice shall no longer be subject to the Second Put Option.

            (e) Closing Deliveries. If the Second Put Option is exercised, delivery to the Buyers' Representative of the certificates representing the number of Covered Securities as to which the Second Put Option is exercised (to the extent such Covered Securities were certificated), accompanied by a stock power duly executed in blank, payment by the Buyers' Representative of the purchase price in full to the H&Q Representative for the benefit of the applicable H&Q Party by bank check and delivery of the documents set forth in
Section 3 shall take place at the offices of the Company, on the date that is five (5) business days following the delivery date of the Second Put Election Notice. The Buyers' Representative and the H&Q Representative shall prepare and execute a Joint Written Instruction in connection with such closing.

            6. Third Put Option.

            (a) Third Put Option. The Buyers hereby grant to each H&Q Party the right and option (the "Third Put Option", and together with the First Put Option and the Second Put Option, the "Put Options") at any time during the period beginning on June 28, 2004 and ending at 8:00 P.M., New York City time, on July 2, 2004 (the "Third Put Exercise Period") to require the Buyers to purchase and acquire from such H&Q Party up to the number of Covered Securities set forth opposite such H&Q Party's name on Exhibit B hereto under the heading "Upon Exercise of the Third Put Option."

            (b) Several Obligations. To the extent the H&Q Parties elect to sell Covered Securities pursuant to this Section 6, such selling obligations of the H&Q Parties will be several and not joint, and no H&Q Party will be obligated to sell more than the number of Covered Securities set forth opposite such H&Q Party's name on Exhibit B hereto under the heading "Upon Exercise of the Third Put Option." To the extent the Buyers are obligated to purchase Covered Securities pursuant to this Section 6, such purchasing obligations of the Buyers will be


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

several and not joint, and no Buyer will be obligated to purchase more than the number of set forth opposite such Buyer's name on Exhibit C hereto under the heading "Upon Exercise of the Third Put Option."

            (c) Notice; Put Price. The Third Put Option may be exercised only by giving written notice to the Buyers stating the number of Covered Securities to be sold by each H&Q Party pursuant to the Third Put Option (the "Third Put Election Notice"). If the H&Q Parties elect to exercise the Third Put Option with respect to less than all of the Common Shares and Warrants that are subject to the Third Put Option, each Buyer will purchase its pro rata share of the reduced number of Covered Securities with respect to which the Third Put Option is exercised. The purchase price per share of Common Stock will equal the greater of (i) $2.05 and (ii) the lesser of 90% of (A) the Volume Weighted Average Price for the twenty trading days immediately preceding June 28, 2004 and (B) $4.50 (the "Third Put Common Stock Price"). The purchase price per Warrant will equal the Third Put Common Stock Price per share of Common Stock under the Warrant minus the per share exercise price of the Warrant.

            (d) Lapse of Third Put Option. At the end of the Third Put Exercise Period, any Covered Securities that are set forth opposite an H&Q Party's name on Exhibit B under the heading "Upon Exercise of the Third Put Option" and that are not included in the Third Put Election Notice shall no longer be subject to the Third Put Option.

            (e) Closing Deliveries. If the Third Put Option is exercised, delivery to the Buyers' Representative of the certificates representing the number of Covered Securities as to which the Third Put Option is exercised (to the extent such Covered Securities were certificated), accompanied by a stock power duly executed in blank, payment by the Buyers' Representative of the purchase price in full to the H&Q Representative for the benefit of the applicable H&Q Party by bank check and delivery of the documents set forth in
Section 3 shall take place at the offices of the Company, on the date that is five (5) business days following the delivery date of the Third Put Election Notice. The Buyers' Representative and the H&Q Representative shall prepare and execute a Joint Written Instruction in connection with such closing.

            7. First Call Option.

            (a) First Call Option. The H&Q Parties hereby grant to the Buyers the right and option (the "First Call Option") at any time during the period beginning on January 6, 2004 and ending at 8:00 P.M., New York City time, on January 12, 2004 (the "First Call Exercise Period") to require the H&Q Parties to sell to the Buyers up to the number of Covered Securities set forth opposite each Buyer's name on Exhibit C hereto under the heading "Upon Exercise of the First Call Option."

            (b) Several Obligations. To the extent the H&Q Parties are obligated to sell Covered Securities pursuant to this Section 7, such selling obligations of the H&Q Parties will be several and not joint, and no H&Q Party will be obligated to sell more than the number of Covered Securities set forth opposite such H&Q Party's name on Exhibit B hereto under the heading "Upon Exercise of the First Call Option." To the extent the Buyers elect to purchase Covered Securities pursuant to this Section 7, such purchasing obligations of the Buyers will be several and not joint, and no Buyer will be obligated to purchase more than the number of


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

Covered Securities set forth opposite such Buyer's name on Exhibit C hereto under the heading "Upon Exercise of the First Call Option."

            (c) Notice; Call Price. The First Call Option may be exercised only by giving written notice to the H&Q Parties stating the aggregate number of Covered Securities to be purchased by each Buyer pursuant to the First Call Option (the "First Call Election Notice"). If the Buyers elect to exercise the First Call Option with respect to less than all of the Common Shares and Warrants that are subject to the First Call Option, (i) each Buyer will have the right to purchase such Covered Securities on a pro rata basis based on such Buyer's percentage of the Covered Securities purchased in the Initial Purchase and (ii) each H&Q Party will sell such reduced number of Covered Securities on a pro rata basis based on such H&Q Party's percentage of the Covered Securities subject to this Agreement. The purchase price per share of Common Stock will equal the greater of (i) $2.05 and (ii) the lesser of 90% of (A) the Volume Weighted Average Price for the twenty trading days immediately preceding December 29, 2003 and (B) $4.50 (the "First Call Common Stock Price"). The purchase price per Warrant will equal the First Call Common Stock Price per share of Common Stock under the Warrant minus the per share exercise price of the Warrant.

            (d) Lapse of First Call Option. At the end of the First Call Exercise Period, any Covered Securities that are set forth opposite a Buyer's name on Exhibit C under the heading "Upon Exercise of the First Call Option" and that are not included in the First Call Election Notice shall no longer be subject to the First Call Option.

            (e) Closing Deliveries. If the First Call Option is exercised, delivery to the Buyers' Representative of the certificates representing the number of Covered Securities as to which the First Call Option is exercised (to the extent such Covered Securities were certificated), accompanied by a stock power duly executed in blank, payment by the Buyers' Representative of the purchase price in full to the H&Q Representative for the benefit of the applicable H&Q Party by bank check and delivery of the documents set forth in
Section 3 shall take place at the offices of the Company, on the date that is five (5) business days following the delivery date of the First Call Election Notice. The Buyers' Representative and the H&Q Representative shall prepare and execute a Joint Written Instruction in connection with such closing.

            8. Second Call Option.

            (a) Second Call Option. The H&Q Parties hereby grant to each Buyer the right and option (the "Second Call Option") at any time during the period beginning on April 5, 2004 and ending at 8:00 P.M., New York City time, on April 9, 2004 (the "Second Call Exercise Period") to require the H&Q Parties to sell to the Buyers up to the number of Covered Securities set forth opposite each Buyer's name on Exhibit C hereto under the heading "Upon Exercise of the Second Call Option."

            (b) Several Obligations. To the extent the H&Q Parties are obligated to sell Covered Securities pursuant to this Section 8, such selling obligations of the H&Q Parties will be several and not joint, and no H&Q Party will be obligated to sell more than the number of Covered Securities set forth opposite such H&Q Party's name on Exhibit B hereto under the heading "Upon Exercise of the Second Call Option." To the extent the Buyers elect to purchase

Covered Securities pursuant to this Section 8, such purchasing obligations of the Buyers will be several and not joint, and no Buyer will be obligated to purchase more than the number of Covered Securities set forth opposite such Buyer's name on Exhibit C hereto under the heading "Upon Exercise of the Second Call Option."

            (c) Notice; Call Price. The Second Call Option may be exercised only by giving written notice to the H&Q Parties stating the aggregate number of Covered Securities to be purchased by each Buyer pursuant to the Second Call Option (the "Second Call Election Notice"). If the Buyers elect to exercise the Second Call Option with respect to less than all of the Covered Securities that are subject to the Second Call Option, (i) each Buyer will have the right to purchase such Covered Securities on a pro rata basis based on such Buyer's percentage of the Covered Securities purchased in the Initial Purchase and (ii) each H&Q Party will sell such reduced number of Covered Securities on a pro rata basis based on such H&Q Party's percentage of the Covered Securities subject to this Agreement. The purchase price per share of Common Stock will equal the greater of (i) $2.05 and (ii) the lesser of 90% of (A) the Volume Weighted Average Price for the twenty trading days immediately preceding March 29, 2004 and (B) $4.50 (the "Second Call Common Stock Price"). The purchase price per Warrant will equal the Second Call Common Stock Price per share of Common Stock under the Warrant minus the per share exercise price of the Warrant.

            (d) Lapse of Second Call Option. At the end of the Second Call Exercise Period, any Covered Securities that are set forth opposite a Buyer's name on Exhibit C under the heading "Upon Exercise of the Second Call Option" and that are not included in the Second Call Election Notice shall no longer be subject to the Second Call Option.

            (e) Closing Deliveries. If the Second Call Option is exercised, delivery to the Buyers' Representative of the certificates representing the number of Covered Securities as to which the Second Call Option is exercised (to the extent such Covered Securities were certificated), accompanied by a stock power duly executed in blank, payment by the Buyers' Representative of the purchase price in full to the H&Q Representative for the benefit of the applicable H&Q Party by bank check and delivery of the documents set forth in
Section 3 shall take place at the offices of the Company, on the date that is five (5) business days following the delivery date of the Second Call Election Notice. The Buyers' Representative and the H&Q Representative shall prepare and execute a Joint Written Instruction in connection with such closing.

            9. Third Call Option.

            (a) Third Call Option. The H&Q Parties hereby grant to each Buyer the right and option (the "Third Call Option", and together with the First Call Option and the Second Call Option, the "Call Options") at any time during the period beginning on July 6, 2004 and ending at 8:00 P.M., New York City time, on July 12, 2004 (the "Third Call Exercise Period") to require the H&Q Parties to sell to the Buyers up to the number of Covered Securities set forth opposite each Buyer's name on Exhibit C hereto under the heading "Upon Exercise of the Third Call Option."

            (b) Several Obligations. To the extent the H&Q Parties are obligated to sell Covered Securities pursuant to this Section 9, such selling obligations of the H&Q Parties will be several and not joint, and no H&Q Party will be obligated to sell more than the number of Covered Securities set forth opposite such H&Q Party's name on Exhibit B hereto under the heading "Upon Exercise of the Second Call Option." To the extent the Buyers elect to purchase Covered Securities pursuant to this Section 9, such purchasing obligations of the Buyers will be several and not joint, and no Buyer will be obligated to purchase more than the number of Covered Securities set forth opposite such Buyer's name on Exhibit C hereto under the heading "Upon Exercise of the Second Call Option."

            (c) Notice; Call Price. The Third Call Option may be exercised only by giving written notice to the H&Q Parties stating the aggregate number of Covered Securities to be purchased by each Buyer pursuant to the Third Call Option (the "Third Call Election Notice"). If the Buyers elect to exercise the Third Call Option with respect to less than all of the Covered Securities that are subject to the Third Call Option, (i) each Buyer will have the right to purchase such Covered Securities on a pro rata basis based on such Buyer' percentage of the Covered Securities purchased in the Initial Purchase and (ii) each H&Q Party will sell such reduced number of Covered Securities on a pro rata basis based on such H&Q Party's percentage of the Covered Securities subject to this Agreement. The purchase price per share of Common Stock will equal the greater of (i) $2.05 and (ii) the lesser of 90% of (A) the Volume Weighted Average Price for the twenty trading days immediately preceding June 28, 2004 and (B) $4.50 (the "Third Call Common Stock Price"). The purchase price per Warrant will equal the Third Call Common Stock Price per share of Common Stock under the Warrant minus the per share exercise price of the Warrant.

            (d) Lapse of Third Call Option. At the end of the Third Call Exercise Period, any Covered Securities that are set forth opposite a Buyer's name on Exhibit C under the heading "Upon Exercise of the Third Call Option" and that are not included in the Third Call Election Notice shall no longer subject be to the Third Call Option.

            (e) Closing Deliveries. If the Third Call Option is exercised, delivery to the Buyers' Representative of the certificates representing the number of Covered Securities as to which the Third Call Option is exercised (to the extent such Covered Securities were certificated), accompanied by a stock power duly executed in blank, payment by the Buyers' Representative of the purchase price in full to the H&Q Representative for the benefit of the applicable H&Q Party by bank check and delivery of the documents set forth in
Section 3 shall take place at the offices of the Company, on the date that is five (5) business days following the delivery date of the Third Call Election Notice. The Buyers' Representative and the H&Q Representative shall prepare and execute a Joint Written Instruction in connection with such closing.

            10. Reduction of Covered Securities Subject to Call Options; Combination of Covered Securities.

            (a) Notwithstanding anything to the contrary in this Agreement, (i) the number of Covered Securities that are subject to the First Call Option shall be reduced by the number of Covered Securities that are sold pursuant to the First Put Option, (ii) the number of Covered

Securities that are subject to the Second Call Option shall be reduced by the Covered Securities that are sold pursuant to the Second Put Option and (iii) the number of Covered Securities that are subject to the Third Call Option shall be reduced by the number of Covered Securities that are sold pursuant to the Third Put Option.

            (b) Without limiting the effect of Section 15, each H&Q Party shall have the sole discretion to determine the combination of shares of Common Stock and Warrants that will comprise the amount of Covered Securities to be sold in accordance with the terms of this Agreement. In accordance with the terms of
Section 15, to the extent that shares of Common Stock are delivered to the Buyers as a result of the exercise of Warrants by an H&Q Party, each such H&Q Party shall, in its sole discretion, determine which Warrants will be exercised and the number of Warrants to be exercised.

            11. Securities Act Registration. The parties acknowledge that the Company's registration statement on Form S-3 (Registration No. 333-70840) (including any post-effective amendments thereto, the "Registration Statement"), and a related prospectus (including any prospectus supplement filed pursuant to Rule 424(b) under the Securities Act, the "Prospectus") relating to the Covered Securities that are shares of Common Stock, has been filed with the Securities and Exchange Commission and has been declared effective under the Securities Act of 1933 (the "Securities Act"). The parties agree that the sale and purchase of Covered Securities pursuant to this Agreement, whether at the Initial Purchase or upon exercise of any Put Options or any Call Options, shall be effected under and pursuant to the Registration Statement, as the same may be amended or supplemented from time to time. In accordance therewith, at the Initial Purchase and each exercise of a Put Option or Call Option, the H&Q Parties shall deliver to each Buyer a copy of the Prospectus; provided, that any such delivery requirement may be satisfied by complying with The New York Stock Exchange's standards for listed companies with respect to prospectus delivery. If, at the Initial Purchase and each exercise of a Put Option or Call Option, the H&Q Parties are unable to deliver a copy of the Prospectus to the Buyers which meets the requirements of applicable securities laws, the Initial Purchase or exercise of a Put Option or Call Option, as applicable, shall nevertheless be consummated and the Buyers will receive securities that have not been registered under the Securities Act.

            12. Standstill. Each H&Q Party agrees that except as contemplated by this Agreement, without the prior written consent of the Company, it shall not, during the period from the date hereof until expiration of the Third Call Exercise Period (the "Standstill Period"), directly or indirectly:

            (a) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of any of the assets or businesses of the Company or any securities of the Company (including, without limitation, any debt, equity or convertible securities) or any rights or options to acquire any such ownership from any Person;

            (b) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote or consents, or seek to advise or influence in any manner whatsoever any Person with respect to the voting of any securities of any of the Company;

            (c) form, join, or in any way participate in a "group" (within the meaning of Section 13d(3) of the Exchange Act) with respect to any voting securities of the Company, except that each H&Q Party shall be permitted to participate in the group, that filed the Schedule 13D for the purpose of complying with the terms of this Agreement;

            (d) arrange, or in any way participate in, any financing for the purchase of any voting securities or securities convertible or exchangeable into exercisable for any voting securities or assets of the Company;

            (e) otherwise act, whether alone or in concert with others, to seek to propose to the Company, or any of its officers, directors, employees or stockholders, any merger, business combination, restructuring, recapitalization or similar transaction involving the Company or otherwise act, whether alone or in concert with others, to seek to control, change or influence the management, shareholders, Board of Directors, or policies of the Company, or nominate any Person as a director of the Company;

            (f) solicit, negotiate with, or provide any information to, any Person with respect to a merger, business combination, exchange offer or liquidation involving the Company or any other acquisition of the Company, any acquisition of securities of or all or any portion of the assets of the Company or any other similar transaction;

            (g) make any proposal to be considered and/or voted upon at any meeting the stockholders of the Company, or discuss or communicate with respect to any matter related to the business and affairs of the Company with the stockholders (other than any H&Q Party) of the Company;

            (h) announce an intention to, or enter into any discussion, negotiations, arrangements or understandings with any third party with respect to, any of the foregoing matters;

            (i) disclose any intention, plan or arrangement inconsistent with any of the foregoing provisions; or

            (j) advise, assist, encourage or participate with any other Person in connection with action inconsistent with any of the foregoing provisions.

            "Person" shall mean any natural person, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, government or any agency or political subdivision thereof, or any other legal entity or organization.

            13. Restriction on Transfer.

            (a) Except pursuant to the Initial Purchase, the Put Options and the Call Options, from the date hereof until the expiration of the Third Call Exercise Period, each H&Q Party agrees that it shall not, directly or indirectly, sell, assign, transfer, grant an option with respect to or otherwise dispose of any interest in (or enter into an agreement or understanding with respect to the foregoing), whether or not subject to passage of time or contingencies, any Covered Securities that are set forth opposite its name on Exhibit A and that have not been sold to the Buyers, except for shares of Preferred Stock.

            (b) Each Buyer agrees that it shall not, and shall not induce or encourage any Person to, directly or indirectly, sell, assign, transfer, grant an option with respect to or otherwise dispose of any interest in (or enter into an agreement or understanding with respect to the foregoing) any securities of the Company or securities convertible into or exercisable or exchangeable for such securities, whether or not subject to passage of time or contingencies, during any period in which the Volume Weighted Average Price is being determined for the purposes of Sections 4, 5, 6, 7, 8 or 9.

            (c) Each H&Q Party agrees that it shall not, and shall not induce or encourage any Person to, directly or indirectly, buy, sell, assign, transfer, grant an option with respect to or otherwise dispose of any interest in (or enter into an agreement or understanding with respect to the foregoing) any securities of the Company or securities convertible into or exercisable or exchangeable for such securities, whether or not subject to passage of time or contingencies, during any period in which the Volume Weighted Average Price is being determined for the purposes of Sections 4, 5, 6, 7, 8 or 9.

            14. Waiver of Board Representation. The H&Q Parties do hereby waive any and all rights the H&Q Parties have to be represented on the Company's Board of Directors or to have the Company nominate any designee of the H&Q Parties for election to the Company's Board of Directors.

            15. Procedure for Exercising Warrants. Notwithstanding anything contained in a Warrant or the applicable Warrant Agreement, from and after the date hereof, the Company and each H&Q Party agree that if any H&Q Party wishes to exercise a Warrant, such H&Q Party must exercise the warrant by (i) tendering to the Company shares of Common Stock otherwise beneficially owned by the H&Q Party having a price, based on the closing price of the Common Stock as reported by the New York Stock Exchange on the trading day immediately preceding the date of exercise, equal to the exercise price of the Warrant or (ii) making a cashless conversion of the Warrants as contemplated during any "Registration Lapse Period" provided for in Section 7.3 of the "Warrant to Purchase Shares of Common Stock" agreements between the H&Q Parties and the Company; provided that for this purpose the "Registration Lapse Period" as used in Section 7.3 of the "Warrant to Purchase Shares of Common Stock" agreements shall be the period beginning from April 30, 2003 and ending at the end of the trading day immediately prior to the exercise of the right to make a cashless conversion. If a Prospectus is not delivered to the Buyers as contemplated by Section 11 and the sale and purchase of Covered Securities hereunder is not effected pursuant to the Registration Statement, to the extent that the H&Q Parties desire or are required to transfer and sell to the Buyers Warrants or shares of common stock underlying warrants (whether at the Initial Purchase or upon exercise of the Put Options or the Call Options) the H&Q Parties shall, prior to the applicable closing, exercise the Warrants as required by this Section 15 so that each Buyer will receive registered shares of Common Stock pursuant to the Registration Statement.

            16. Releases.

            (a) H&Q Parties' Release. Each of the H&Q Parties, on behalf of itself and its respective heirs, successors and assigns, and their respective directors, officers, trustees, managers, members, shareholders, partners, representatives, agents and employees, does hereby release and forever discharge the Company and its subsidiaries and affiliated corporations, partnerships, limited liability companies and other legal entities, and their respective directors, officers, trustees, managers, members, shareholders, partners, assigns, attorneys, insurers, representatives, successors, agents and employees, from any and all claims, causes of action, damages, actions, proceedings, suits, debts, judgments, sums of money, accounts, controversies, agreements, promises, injuries, harms, remedies, liens, liabilities and demands whatsoever, whether under federal, state or local law, statute or ordinance, law or in equity, known or unknown, matured or unmatured, absolute or contingent, which any H&Q Party ever had, now has or may have against the Company occurring in whole or in part through and including the date of this Agreement (other than amounts due pursuant to this Agreement and/or claims and liabilities arising out of this Agreement, whether by breach or otherwise).

            (b) Company Release. The Company, on behalf of itself and its respective successors and assigns, subsidiaries and affiliated corporations, partnerships, limited liability companies and other legal entities, and their respective directors, officers, shareholders, representatives, agents and employees, does hereby release and forever discharge the H&Q Parties and their respective heirs, successors and assigns, and their respective directors, officers, trustees, managers, members, shareholders, partners, representatives, agents and employees, from any and all claims, causes of action, damages, actions, proceedings, suits, debts, judgments, sums of money, accounts, controversies, agreements, promises, injuries, harms, remedies, liens, liabilities and demands whatsoever, whether under federal, state or local law, statute or ordinance, law or in equity, known or unknown, matured or unmatured, absolute or contingent, which the Company ever had, now has or may have against the H&Q Parties occurring in whole or in part through and including the date of this Agreement (other than claims and liabilities arising out of this Agreement, whether by breach or otherwise).

            (c) Buyer Release. Each Buyer, on behalf of itself and its respective heirs, successors and assigns, and their respective directors, officers, trustees, managers, members, shareholders, partners, representatives, agents and employees, does hereby release and forever discharge the H&Q Parties and their respective heirs, successors and assigns, and their respective directors, officers, trustees, managers, members, shareholders, partners, representatives, agents and employees, from any and all claims, causes of action, damages, actions, proceedings, suits, debts, judgments, sums of money, accounts, controversies, agreements, promises, injuries, harms, remedies, liens, liabilities and demands whatsoever, whether under federal, state or local law, statute or ordinance, law or in equity, known or unknown, matured or unmatured, absolute or contingent, which any Buyer ever had, now has or may have against the H&Q Parties occurring in whole or in part through and including the date of this Agreement (other than claims and liabilities arising out of this Agreement, whether by breach or otherwise).

            (d) Advice of Counsel; Reliance on Representations and Warranties. Each party to this Agreement has had the benefit of, or has had the opportunity to, and has been advised to, obtain professional advice of attorneys of its own choosing. Each party to this Agreement that has chosen to obtain professional advice of attorneys of its own choosing is fully satisfied with that advice, and has relied solely and completely upon its judgment together with that professional advice with respect to this Agreement and the terms contained herein. With the benefit of such professional advice, such party to this Agreement has fully informed itself of the contents, terms, conditions, and effects of this Agreement, having read and understood this document and having had its contents fully disclosed and explained to it by attorneys of its own choosing, and understands the same. Each party to this Agreement that has declined the opportunity to obtain professional advice of attorneys of its own choosing acknowledges that it has been advised to obtain professional advice of attorneys of its own choosing, but has declined to do so. No promise or representation of any kind by a party being released herein or by anyone acting on their behalf has been expressed or implied to the party by whom they are released, except as expressly stated in this Agreement.

            17. Representations and Warranties of the H&Q Parties. Each H&Q Party represents and warrants to the Company and the Buyers as follows:

            (a) Legal Power; Organization; Qualification. The H&Q Party is either an individual or a legal entity of the type set opposite such party's name on Exhibit A hereto. If not an individual, the H&Q party has been duly organized, and is validly existing and in good standing, under the laws of its jurisdiction of formation, has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement.

            (b) Authorization of Agreement. This Agreement has been duly executed and delivered by the H&Q Party and, assuming due and valid authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the H&Q Party, enforceable against such H&Q Party in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the determination of the court before which any proceeding therefor may be brought.

            (c) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by the H&Q Party of any of the transactions contemplated by this Agreement will result in a violation of, or a default under, or conflict with, or require any consent, approval or notice under, any governing or constitutional document, contract, trust, commitment, agreement, obligation, understanding, arrangement or restriction of any kind to which such H&Q Party is a party or by which such H&Q Party is bound or to which the Covered Securities beneficially owned by the H&Q Party are subject. Consummation by the H&Q Party of the transactions contemplated by this Agreement will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the H&Q Party or the securities of the Company held by such H&Q Party.

            (d) Ownership of Covered Securities. The H&Q Party is the beneficial owner of the securities set forth opposite its name on Exhibit A hereto, in each case free and clear of any

Encumbrances. The H&Q Party owns no other securities of the Company except as disclosed on Exhibit A hereto. At the closing of the Initial Purchase and the exercise of any Put Option or any Call Option, if any, the H&Q Party will transfer and deliver to the applicable Buyer good and marketable title to all the Covered Securities to be acquired by such Buyer, free and clear of any Encumbrances.

            (e) Investigation by the H&Q Parties. Each H&Q Party has conducted its own investigation, to the extent that such H&Q Party has determined necessary or desirable, in connection with its sale of Covered Securities and has determined to enter into and complete such transaction based solely on such investigation and the specific representations and warranties of the Buyers and the Company set forth in this Agreement.

            18. Representations and Warranties of the Buyers. Each Buyer represents and warrants to the H&Q Parties and the Company as follows:

            (a) Legal Power; Organization; Qualification. The Buyer is either an individual or a legal entity of the type set opposite such party's name on Exhibit C hereto. If not an individual, the Buyer has been duly organized, and is validly existing and in good standing, under the laws of its jurisdiction of formation, has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement.

            (b) Authorization of Agreement. This Agreement has been duly executed and delivered by the Buyer and, assuming due and valid authorization, execution and delivery by each of the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the determination of the court before which any proceeding therefor may be brought.

            (c) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by the Buyer of any of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, or require any consent, approval or notice under, any contract, trust, commitment, agreement, obligation, understanding, arrangement or restriction of any kind to which the Buyer is a party or by which the Buyer is bound. Consummation by the Buyer of the transactions contemplated by this Agreement will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Buyer.

            (d) Securities Laws. The Buyer understands that if the Prospectus is not delivered to the Buyer and the sale and purchase of Covered Securities hereunder is not effected pursuant to the Registration Statement (an "Unregistered Sale"), the purchase and sale of Covered Securities pursuant to this Agreement will not be registered under the Securities Act, or any securities act of any state or other jurisdiction, in reliance on registration exemptions under such statutes. In such event, the Covered Securities will be acquired solely for the Buyer's own account, for investment, and not with a view to any distribution or other disposition of such Covered Securities or any part thereof, or interest therein, except in accordance with the Securities Act. In such event, the Buyer will not sell or otherwise transfer the Covered Securities except in accordance with the Securities Act and all other applicable securities laws, and prior to any transfer (other than pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable law) the Buyer will furnish to the Company a written opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that registration under the Securities Act is not required or that all requisite action has been taken under all applicable securities laws in connection with the proposed transfer. In the event of an Unregistered Sale, the Buyer acknowledges its understanding that the Covered Securities will bear an appropriate legend with respect to the foregoing matters until the Company's counsel reasonably determines that the legend is no longer advisable. The Buyer also acknowledges that, in such event, appropriate stop transfer orders will be noted on the Company's records with respect to the Covered Securities. Buyer is an "accredited investor" as that term is defined in Regulation D under the Securities Act. Buyer has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of purchasing the Covered Securities, is able to bear the economic risk of such investment, including a complete loss thereof, and understands that there are substantial risks involved in acquiring the Covered Securities.

            (e) Investigation by the Buyers. Each Buyer has conducted its own investigation, to the extent that such Buyer has determined necessary or desirable, in connection with its purchase of Covered Securities and has determined to enter into and complete such transaction based solely on such investigation and the specific representations and warranties of the H&Q Parties and the Company set forth in this Agreement.

            19. Representations and Warranties of the Company. The Company represents and warrants to the H&Q Parties and the Buyers as follows:

            (a) Legal Power; Organization; Qualification. The Company is a corporation duly incorporated, validly existing and in good standing, under the laws of Delaware, has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement.

            (b) Authorization of Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by each of the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the determination of the court before which any proceeding therefor may be brought.

            (c) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by the Company of any of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, or require any consent, approval or notice under, any contract, trust, commitment, agreement, obligation, understanding, arrangement or restriction of any kind to which the Company is a party or by which the Company is bound. Consummation by the Company of the transactions contemplated by this Agreement will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Company.

            20. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings among the parties arising out of or relating to the subject matter hereof. This Agreement may only be changed by written agreement executed by the parties.

            21. Governing Law. This Agreement and all disputes hereunder shall be governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

            22. Equitable Relief. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

            23. Expenses. Each party shall pay its own costs incident to the negotiation, preparation, performance, and execution of this Agreement, and all fees and expenses of its or his counsel, accountants, and other consultants, advisors and representatives for all activities of such persons undertaken in connection with the negotiation, preparation, performance and execution of this Agreement, provided that the fees and expenses of the Company's counsel in drafting and revising this Agreement shall be paid by the H&Q Parties, provided further, that all expenses, fees and disbursements of counsel for the Company and the H&Q Parties incurred in connection with preparing, printing and furnishing any amendment to the Registration Statement or the Prospectus in connection with this Agreement shall be paid by the Company.

            24. Further Assurances. Each Party agrees to execute and deliver to the other parties such other documents and instruments, provide such materials and information and take such other actions as any other party may reasonably request to effectively consummate the transactions contemplated by this Agreement.

            25. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be one and the same instrument. Copies of executed counterparts transmitted by telescope or other electronic transmission service shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

            26. Time Is of the Essence. The parties hereto agree and acknowledge that time is of the essence in the performance of this Agreement.

            27. Assignments. No party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto.

            28. Consent to Jurisdiction of Service of Process; Venue. Each party hereto hereby irrevocably and unconditionally (i) consents to the submission to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York in the State of New York (or any appeals court thereof), for any action, claim, complaint, investigation, petition, suit or other proceeding, whether civil or criminal, in law or equity, or by or before any governmental authority ("Actions") arising out of or arising out of relating to this Agreement or the breach, termination or validity thereof and the transactions contemplated by this Agreement, (ii) agrees not to commence any Action relating thereto except in such courts and in accordance with the provisions of this Agreement, (iii) agrees that service of any process, summons, notice, or document by U.S. registered mail or as otherwise provided in this Agreement shall be effective service of process for any Action brought in any such court, (iv) waives any objection to the laying of venue of any Action arising out of this Agreement or the transactions contemplated by this Agreement in the courts of the State of New York and of the Untied States of America located in the County of New York in the State of New York (or any appeals courts thereof) and (v) agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

            29. Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been duly given when delivered in person or by courier or by facsimile transmission (confirmed to the sender by mail), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:


            If to the Company or Buyers' Representative:

                  Goodrich Petroleum Corporation
                  808 Travis Street, Suite 1320
                  Houston, Texas 77002
                  Attention: Robert C. Turnham, Jr.
                             President and Chief Operating Officer
                  Telephone: (713) 780-9494
                  Facsimile: (713) 780-9254

            If to a Buyer:

                  To the address set forth under such party's name on Exhibit C hereto

            If to the H&Q Representative:

                  Guaranty Finance Management, LLC
                  3rd Floor
                  560 Mission Street
                  San Francisco, California  94105
                  Attention: Donald M. Campbell
                  Telephone: (415) 315-7956
                  Facsimile: (415) 315-7959

            If to an H&Q Party:

                  To the address set forth under such party's name on Exhibit A hereto.







                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

                           SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       HAMBRECHT & QUIST GUARANTY FINANCE,
                                          LLC



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                          ------------------------------------
                                                 DONALD M. CAMPBELL


                                       ALPS INVESTMENTS, LLC



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       CAMPBELL ASSOCIATES



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       DONALD M. CAMPBELL MONEY PURCHASE
                                          PENSION PLAN



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       DANIEL H. CASE III LIVING TRUST U/A
                                          DATED 7/17/00



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       ESTATE OF DANIEL H. CASE III



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       STACEY B. CASE LIVING TRUST



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                          ------------------------------------
                                                  MICHAEL D. FULTON



                                          ------------------------------------
                                                  KATHERYN E. COLE



                                          ------------------------------------
                                                LAURENCE L. SPITTERS


                                       EL CORONADO HOLDINGS, LLC



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                          ------------------------------------
                                               PATRICK E. MALLOY, III


                                       MUSCULAR DYSTROPHY ASSOCIATION



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                          ------------------------------------
                                                    LOUIS BENZAK



                                          ------------------------------------
                                                   JOHN CALLAGHAN



                                          ------------------------------------
                                                     TED HARTLEY



                                          ------------------------------------
                                                    MAGGIE MALLOY



                                          ------------------------------------
                                                  KATHERINE MALLOY



                                          ------------------------------------
                                                    SHELDON APPEL



                                          ------------------------------------
                                                 DR. MICHAEL CORBETT



                                          ------------------------------------
                                                      NEIL REGO



                                          ------------------------------------
                                                    JERRY LUSHING



                                          ------------------------------------
                                                 WALTER G. GOODRICH



                                          ------------------------------------
                                                  ROBERT C. TURNHAM


                                       GOODRICH PETROLEUM CORPORATION



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       GUARANTY FINANCE MANAGEMENT, LLC,
                                          solely in its capacity as H&Q
                                          Representative



                                       By:____________________________________
                                          Donald M. Campbell
                                          Chief Executive Officer

                                                                       Exhibit A

                   Company Securities Owned by Each H&Q Party
                   ------------------------------------------


                                                Common                         WARRANTS                   Director       Series A
               GROUP MEMBER                     Stock          $0.9375          $1.00         $1.50        OPTIONS       PREFERRED
----------------------------------------        -----          -------          -----         -----        -------       ---------
LAURENCE L. SPITTERS
   746 Webster Street
   Palo Alto, CA  94301
   Telephone:  (650) 324-1775
   Facsimile:  (650) 327-5149                    210,892        99,600                         9,960

HAMBRECHT & QUIST GUARANTY FINANCE, LLC
   3rd Floor
   560 Mission Street
   San Francisco, CA  94105
   Attention:  Donald M. Campbell
   Telephone:  (415) 315-7956

   Facsimile:  (415) 315-7959                  1,587,276       799,980          280,000       79,998                          94,500

DONALD M. CAMPBELL
   550 Davis Street, Unit 31
   San Francisco, CA  94111
   Telephone:  (415) 989-0602
   Facsimile:  (415) 315-7959                    207,644        60,750                         6,075          10,000          13,100

DONALD M. CAMPBELL
   MONEY PURCHASE PENSION PLAN (KEOGH)
   550 Davis Street, Unit 31
   San Francisco, CA  94111
   Telephone:  (415) 989-0602
   Facsimile:  (415) 315-7959                    197,454        59,250                         5,925                           8,600

CAMPBELL ASSOCIATES
   550 Davis Street, Unit 31
   San Francisco, CA  94111
   Attention:  Donald M. Campbell
   Telephone:  (415) 989-0602
   Facsimile:  (415) 315-7959                      2,442

MICHAEL D. FULTON &
   KATHERYN E. COLE
   335 10th Avenue West
   Kirkland, WA  98033
   Telephone:  (425) 844-0667
   Facsimile:  (415) 844-4397                    649,496       200,010                        20,001

ALPS INVESTMENTS, LLC
   c/o Joseph R. Rymal
   Ka Po'e Hana, LLC
   1718 M Street NW
   Washington, DC 20036
   Telephone:  (202) 419-3110
   Facsimile:  (202) 419-3112                  1,016,341       480,000                        48,000

DANIEL H. CASE III LIVING TRUST
   c/o Joseph R. Rymal
   Ka Po'e Hana, LLC
   1718 M Street NW
   Washington, DC  20036
   Telephone:  (202) 419-3110
   Facsimile:  (202) 419-3112                    340,297       159,990                        15,999

STACEY B. CASE LIVING TRUST
   c/o Joseph R. Rymal
   Ka Po'e Hana, LLC
   1718 M Street NW
   Washington, DC  20036
   Telephone:  (202) 419-3110
   Facsimile:  (202) 419-3112                     84,674        39,990                         3,999

ESTATE OF DANIEL H. CASE III
   c/o Joseph R. Rymal
   Ka Po'e Hana, LLC
   1718 M Street NW
   Washington, DC  20036
   Telephone:  (202) 419-3110
   Facsimile:  (202) 419-3112                     27,000

TOTAL FOR H&Q PARTIES                          4,323,516     1,899,570          280,000      189,957          10,000         116,200

------------------------------------------------------------------------------------------------------------------------------------

                                                                       Exhibit B

                 Covered Securities to be Sold by Each H&Q Party
                 -----------------------------------------------


                                                                            SHARES OF COMMON STOCK
                                                         (INCLUDING SHARES DERIVED BY CASHLESS EXERCISE AT WARRANTS)
                                                         -----------------------------------------------------------
                                                    UPON EXERCISE               UPON EXERCISE               UPON EXERCISE
                                                    OF THE FIRST:               OF THE SECOND:              OF THE THIRD:
                                               ------------------------    ------------------------    ------------------------
                                 AT INITIAL
              H&Q PARTY           PURCHASE     PUT OPTION   CALL OPTION    PUT OPTION   CALL OPTION    PUT OPTION   CALL OPTION
              ---------           --------     ----------   -----------    ----------   -----------    ----------   -----------
LAURENCE L. SPITTERS                      0       25,000         25,000        25,000        25,000        25,000        25,000

HAMBRECHT & QUIST
   GUARANTY FINANCE, LLC          1,400,000      321,309        321,309       321,309       321,309       321,309       321,309

DONALD M. CAMPBELL                   64,717       61,989         61,989        61,989        61,989        61,987        61,987

DONALD M. CAMPBELL                        0       80,383         80,383        80,383        80,383        80,384        80,384
MONEY PURCHASE
   PENSION PLAN (KEOGH)

CAMPBELL ASSOCIATES                   2,442            0              0             0             0             0             0

MICHAEL D. FULTON &
   KATHERYN E. COLE                 216,500      193,501        193,501       193,501       193,501       193,501       193,501

ALPS INVESTMENTS, LLC             1,016,341      118,000        118,000       118,000       118,000       118,000       118,000

DANIEL H. CASE III
   LIVING TRUST                           0      152,763        152,763       152,763       152,763       152,763       152,763

STACEY B. CASE
   LIVING TRUST                           0       38,055         38,055        38,055        38,055        38,056        38,056

ESTATE OF
   DANIEL H. CASE III                     0        9,000          9,000         9,000         9,000         9,000         9,000

TOTAL H&Q PARTIES                 2,700,000    1,000,000      1,000,000     1,000,000     1,000,000     1,000,000     1,000,000

-------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT C

                Covered Securities to Be Purchased by Each Buyer
                ------------------------------------------------


                                                                             SHARES OF COMMON STOCK AND/OR
                                                                      WARRANTS TO PURCHASE SHARES OF COMMON STOCK
                                                      ------------------------------------------------------------------------------
                                                         UPON EXERCISE               UPON EXERCISE               UPON EXERCISE
                                                         OF THE FIRST:               OF THE SECOND:              OF THE THIRD:
                                                    ------------------------    ------------------------    ------------------------
                                      AT INITIAL
                BUYER                  PURCHASE     PUT OPTION   CALL OPTION    PUT OPTION   CALL OPTION    PUT OPTION   CALL OPTION
----------------------------------    ----------    ----------   -----------    ----------   -----------    ----------   -----------
EL CORONADO HOLDINGS, LLC
   1262 E. Turkey Creek Road
   Pearce, AZ 85625-6166
   Tel: (520)824-3566
   Fax: (520)824-3476                  1,137,600      420,000        420,000       420,000       420,000       420,000       420,000

PATRICK E. MALLOY, III
   Bay Street at the Waterfront
   Sag Harbor, NY  11963
   Tel: (631) 725-0033
   Fax: (631) 725-0034                   837,180      312,250        312,350       312,250       312,250       312,250       312,250

MUSCULAR DYSTROPHY ASSOCIATION
   c/o Louis Benzak
   Victory SBSF Capital Management
   1 North Broadway
   White Plains, NY  10601
   Tel: (914) 328-2907
   Fax: (914) 328-2916                   237,000       87,500         87,500        87,500        87,500        87,500        87,500

LOUIS BENZAK, ET AL.
   Victory SBSF Capital Management
   1 North Broadway
   White Plains, NY  10601
   Tel: (914) 328-2907
   Fax: (914) 328-2916                    94,800       35,000         35,000        35,000        35,000        35,000        35,000

JOHN CALLAGHAN
   Callaghan Nawrockli
   225 Broad Hollow Road
   Melville, NY  11747
   Tel: (631) 756-9500
   Fax: (631) 756-9818                    71,100       26,250         26,250        26,250        26,250        26,250        26,250

TED HARTLEY
   RKO Pictures
   1875 Century Park East
   Suite 1240
   Los Angeles, CA  90067
   Tel: (310) 277-0707
   Fax: (310) 226-2491                    71,100       26,250         26,250        26,250        26,250        26,250        26,250

MAGGIE MALLOY
   Bay Street at the Waterfront
   Sag Harbor, NY  11963
   Tel: (631) 725-0033
   Fax: (631) 725-0334                    47,400       17,500         17,500        17,500        17,500        17,500        17,500

KATHERINE MALLOY
   Bay Street at the Waterfront
   Sag Harbor, NY  11963
   Tel: (631) 725-0033
   Fax: (631) 725-0334                    47,400       17,500         17,500        17,500        17,500        17,500        17,500

SHELDON APPEL
   2148 Federal Avenue, Suite A
   Los Angeles, CA  90025
   Tel: (310) 477-9268
   Fax: (310) 477-5379                    47,400       17,500         17,500        17,500        17,500        17,500        17,500

DR. MICHAEL CORBETT
   1590 Majorca Place
   Vero Beach, FL  32967
   Tel:  (772) 562-6994
   Fax: (772) 562-0757                    23,700        8,750          8,750         8,750         8,750         8,750         8,750

NEIL REGO
   P.O. Box 839
   Water Mill, NY 11976
   Tel:  (631) 726-6192
   Fax: (631) 726-6193                    23,700        8,750          8,750         8,750         8,750         8,750         8,750

JERRY LUSHING                             23,700        8,750          8,750         8,750         8,750         8,750         8,750

WALTER G. GOODRICH
   Goodrich Petroleum
   333 Texas Street, Suite 1375
   Shreveport, LA  71101
   Tel:  (318) 429-2328
   Fax: (318) 429-2296                    23,700        8,750          8,750         8,750         8,750         8,750         8,750

ROBERT C. TURNHAM
   Goodrich Petroleum
   808 Travis, Suite 1320
   Houston, TX  77002
   Tel: (713) 780-9494
   Fax: (713) 780-9254                    14,220        5,250          5,250         5,250         5,250         5,250         5,250

TOTAL H&Q PARTIES                      2,700,000    1,000,000      1,000,000     1,000,000     1,000,000     1,000,000     1,000,000

------------------------------------------------------------------------------------------------------------------------------------